UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

WYTEC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-39478	46-0720717
(Commission File Number)	(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 233-8980

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	WYTC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5.	CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangements. On December 18, 2025, the Board of Directors of Wytec International, Inc., a Nevada corporation (the “Company”), authorized an extension, from December 31, 2025 to December 31, 2026, of the expiration date of the currently outstanding warrant to purchase up to 2,000,000 shares of the common stock of the Company (the “Gray Warrant”) owned by William H. Gray, the chief executive officer and president of the Company, in consideration for Mr. Gray’s contributions to the Company during the 2025 fiscal year. A copy of the amendment to the Gray Warrant is attached to this Report at Exhibit 4.1.

On December 18, 2025, the Board of Directors of the Company, authorized an extension, from December 31, 2025 to December 31, 2026, of the expiration date of the currently outstanding warrant to purchase up to 25,000 shares of the common stock of the Company (the “Perez Warrant”) owned by Ms. Erica Perez, the director of operations and corporate secretary of Wytec, in consideration for Ms. Perez’s contributions to the Company during the 2025 fiscal year. A copy of the amendment to the Perez Warrant is attached to this Report at Exhibit 4.2.

SECTION 9.	FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

4.1	Amendment to Warrant No. 336, dated December 18, 2025.

4.2	Amendment to Warrant No. 551, dated December 18, 2025.

104	Cover Page Interactive Data File (embedded within the inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WYTEC INTERNATIONAL, INC.

(Registrant)

Date: December 19, 2025	/s/ William H. Gray
William H. Gray, Chief Executive Officer

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